Exhibit 10.3

EXECUTION COPY

AMENDMENT TO

WARRANT

This AMENDMENT TO WARRANT (this “Amendment”) is made as of April 15, 2013, by and between Prospect Global Resources, Inc., a Nevada corporation (“Prospect”), and The Karlsson Group, Inc., an Arizona corporation (“Karlsson”), with respect to the following facts:

RECITALS

WHEREAS, on May 30, 2012, Prospect issued to Karlsson a warrant to purchase up to 5,605,834 shares of common stock of Prospect at a purchase price of $4.25 per share (the “Original Warrant”);

WHEREAS, Prospect Global Resources, Inc., a Delaware corporation, American West Potash, LLC, a Delaware limited liability company, Prospect and Karlsson entered into that certain Extension Agreement dated as of the date hereof (the “Extension Agreement”); and

WHEREAS, it is a condition to the effectiveness of the Extension Agreement that Prospect and Karlsson amend the Original Warrant.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENT

1.     Amendment.

a.     Amendment to Exercise Price.   The “Exercise Price” in the Original Warrant is hereby amended from $4.25 to $0.25.

b.     Amendment to Cashless Exercise.

(i)    The second sentence of Section 2(a) is amended to read as follows:

“Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) of one share of Common Stock is greater than the Exercise Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the Holder may exercise this Warrant in whole or in part, at any time, or from time to time during the term hereof, by electing to receive a number of shares of Common Stock computed using the following formula (the “Cashless Exercise”).”

(ii)                                  The second sentence of Section 2(b) is amended to read as follows:

“As promptly as practicable on or after such date, and in any event, within two (2) trading days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the shares a certificate or certificates for such number of shares issuable upon such exercise, or, if any such person so elects, shall cause such number of shares to be deposited, by electronic transfer, in such securities account as such person directs.

c.     Amendment to securities laws compliance.  The following is added to Section 9, as clause (iii):

“(iii)        Any shares issued after May 30, 2013 pursuant to a cashless exercise shall not be subject to the foregoing and shall be issued free of transfer restrictions and restrictive legends, except that the Holder agrees not to resell such, shares, unless the Holder confirms that adequate current public information with respect to the Company is available, as contemplated by Rule 144.

d.     Amendment to Capital Structure Representations.  The following language is added to the end of Section 7:

“As of April 5, 2013, 72,670,718 shares of common stock were issued and outstanding, 9,761,000 options to purchase common stock were issued and outstanding; 11,939,000 shares of common stock were reserved for issuance pursuant to unissued options and 20,571,468 warrants to purchase shares of common stock were issued and outstanding.  As of April 5, 2013, the total number of shares outstanding on a fully diluted basis is 103,003,186.”

e.     Amendment to SEC Reports.  Section 8 is hereby restated as of the date of this Amendment, as if fully set forth herein.

f.     Amendment to Successors and Assigns.  Section 14(b) of the Original Warrant is hereby deleted and replaced in its entirety with the following:

“(b) Successors and Assigns. This Warrant shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of Holder. Holder may assign this Warrant and its rights hereunder.”

2.              Miscellaneous.

a.     No Other Amendment. Except as expressly amended in this Amendment, all provisions of the Original Warrant shall remain in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Original Warrant.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Original Warrant, the provisions of this Amendment shall govern.

b.     Relation to Original Warrant.  This Amendment constitutes an integral part of the Original Warrant.  Upon the effectiveness of this Amendment, each reference in the Original Warrant to “this Warrant,” “hereunder,” “hereof,” or words of like import referring to the Original Warrant, shall mean and be a reference to the Original Warrant as amended hereby.

c.     Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns except as otherwise provided herein.

d.     Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

e.     Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

PROSPECT GLOBAL RESOURCES, INC.,
a Nevada corporation

By:	/s/ Damon Barber
Name:	Damon Barber
Title:	President, CEO and Secretary

THE KARLSSON GROUP, INC.,
an Arizona corporation

By:	/s/ Anders Karlsson
Name:	Anders Karlsson
Title:	President

[Signature Page to Amendment to Warrant]